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                                                                      EXHIBIT 13


                          AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER, dated as of November 4, 1997 (this "Agreement"), between PIMCO Advisors Transitory Merger I L.P., a Delaware limited partnership (the "First Partnership"), Oppenheimer Capital, a Delaware general partnership (the "Second Partnership"), and PIMCO Advisors L.P., a Delaware limited partnership ("PALP").

                                   WITNESSETH:

               WHEREAS, the Second Partnership desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of the First Partnership by means of a merger of the First Partnership with and into the Second Partnership;

               WHEREAS, Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. Section 17-101, et seq. (the "Delaware RULPA"), authorizes the merger of a Delaware limited partnership with and into a Delaware general partnership;

               WHEREAS, the First Partnership and the Second Partnership now desire to merge (the "Merger"), following which the Second Partnership shall be the surviving general partnership;

               WHEREAS, PALP, in its capacity as the general partner of the First Partnership (the "First GP"), and Value Advisors LLC, a Delaware limited liability company ("Value Advisors") and a wholly-owned subsidiary of PALP, in its capacity as the sole limited partner of the First Partnership, have approved this Agreement and the consummation of the Merger;

               WHEREAS, both partners of Second Partnership, Value Advisors, the managing partner of Second Partnership ("Second GP") and Oppenheimer Capital, L.P., a Delaware limited partnership ("Opcap LP"), have approved this Agreement and the consummation of the Merger;


               NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


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                                    ARTICLE I

                                   THE MERGER

               SECTION 1.01.  The Merger.

               (a) On such date as the Second GP shall determine, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, by the First GP and the Second GP, the Second Partnership, which shall be the surviving general partnership, shall merge with the First Partnership and shall file a certificate of merger substantially in the form of
Exhibit 1 hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "Effective Time").

               (b) At the Effective Time, the First Partnership shall be merged with and into the Second Partnership, whereupon the separate existence of the First Partnership shall cease, and the Second Partnership shall be the surviving general partnership of the Merger (the "Surviving Partnership") in accordance with Section 17-211 of the Delaware RULPA.

               SECTION 1.02.  Exchange of Interests.  At the Effective Time:

               (a) The general partner and limited partner interests in the First Partnership outstanding immediately prior to the Effective Time shall be exchanged for the partnership interests in Second Partnership held by Opcap LP, and all rights in, title to, and interest in, the partnership interests held by Opcap LP in Second Partnership shall automatically vest in PALP and Value Advisors in accordance with their percentage ownership interest in the First Partnership, and shall be owned by PALP and Value Advisors, free and clear of any lien, claim or interest of any person or entity, and the general partner and limited partner interests in the First Partnership shall cease to be outstanding upon such exchange; and

               (b) The partnership interest in the Second Partnership held by Opcap LP outstanding immediately prior to the Effective Time shall be exchanged for 24,981,285 Class A GP Units in PALP, and all rights in, title to, and interest in, such Class A GP Units in PALP shall automatically vest and be owned by Opcap LP free and clear of any lien, claim or interest of any person or entity.


                                   ARTICLE II

                            THE SURVIVING PARTNERSHIP

               SECTION 2.01. Partnership Agreement. The amended and restated partnership agreement of the Second Partnership, as amended, in effect at the Effective


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Time shall be the partnership agreement of the Surviving Partnership unless and until amended in accordance with its terms and applicable law. The name of the Surviving Partnership shall be Oppenheimer Capital. The partners of the Surviving Partnership at the Effective Time shall be Value Advisors and PALP. PALP shall automatically be admitted as a partner of the Surviving Partnership at the Effective Time. Immediately after the admission of PALP as a partner of the Surviving Partnership, Opcap LP shall cease to be a partner of the Surviving Partnership and shall own no partnership interest in Surviving Partnership. At the Effective Time, the business of the Second Partnership shall, to the fullest extent permitted by law, be continued by Value Advisors, as Managing Partner, and PALP, as the other partner of the Surviving Partnership, without dissolution and winding up.


                                   ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

               SECTION 3.01. Transfer, Conveyance and Assumption. At the Effective Time, the Second Partnership shall continue in existence as the Surviving Partnership, and without further transfer, succeed to and possess all of the rights, privileges and powers of the First Partnership, and all of the assets and property of whatever kind and character of the First Partnership shall vest in the Second Partnership without further act or deed; thereafter, the Second Partnership, as the Surviving Partnership, shall be liable for all of the liabilities and obligations of the First Partnership, and any claim or judgment against the First Partnership may be enforced against the Second Partnership, as the Surviving Partnership, in accordance with Section 17-211 of the Delaware RULPA.

               SECTION 3.02. Further Assurances. If at any time the Second Partnership shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Partnership the title to any property, or right of the First Partnership, or otherwise to carry out the provisions hereof, the proper representatives of the First Partnership as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property, or right in the Surviving Partnership, and otherwise to carry out the provisions hereof.



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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF THE SECOND PARTNERSHIP

               The Second Partnership represents and warrants to the First Partnership that:

               SECTION 4.01. Partnership Existence and Power. The Second Partnership is a general partnership duly formed and validly existing under the laws of the State of Delaware.

               SECTION 4.02. Partnership Authorization. The execution, delivery and performance by the Second Partnership of this Agreement and the consummation by the Second Partnership of the transactions contemplated hereby have been duly authorized by all necessary partnership action on its part. This Agreement constitutes a valid, binding and enforceable agreement of the Second Partnership.

               SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Second Partnership of this Agreement and the consummation of the Merger by the Second Partnership require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing of the Certificate of Merger in accordance with Delaware law.

               SECTION 4.04. No Violation. The execution, delivery and performance by the Second Partnership of this Agreement and the consummation by the Second Partnership of the transactions contemplated hereby do not and will not (i) violate the partnership agreement of the Second Partnership, (ii) violate any provision of any law, rule or regulation applicable to the Second Partnership, (iii) breach, or result in a default under, any existing obligation of the Second Partnership under any provision of any agreement, contract or other instrument to which the Second Partnership is a party or by which it or its property is bound or (iv) breach or otherwise violate any existing obligation of the Second Partnership under any court or administrative order, writ, judgment or decree that names the Second Partnership and is specifically directed to it or its property.



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                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF THE FIRST PARTNERSHIP

               The First Partnership represents and warrants to the Second Partnership that:

               SECTION 5.01. Partnership Existence and Power. The First Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

               SECTION 5.02. Partnership Authorization. The execution, delivery and performance by the First Partnership of this Agreement and the consummation by the First Partnership of the transactions contemplated hereby have been duly authorized by all necessary partnership action on its part. This Agreement constitutes a valid, binding and enforceable agreement of the First Partnership.

               SECTION 5.03. Governmental Authorization. The execution, delivery and performance by the First Partnership of this Agreement and the consummation of the Merger by the First Partnership require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

               SECTION 5.04. No Violation. The execution, delivery and performance by the First Partnership of this Agreement and the consummation by the First Partnership of the transactions contemplated hereby do not and will not (i) violate the partnership agreement of the First Partnership, (ii) violate any provision of any law, rule or regulation applicable to the First Partnership, (iii) breach, or result in a default under, any existing obligation of the First Partnership under any provision of any agreement, contract or other instrument to which the First Partnership is a party or by which it or its property is bound or (iv) breach or otherwise violate any existing obligation of the First Partnership under any court or administrative order, writ, judgment or decree that names the First Partnership and is specifically directed to it or its property.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

               SECTION 6.01. Conditions to the Obligations of Each Party. The obligations of the Second Partnership and the First Partnership to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:


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                      (i) no provision of any applicable law or regulation and
               no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

                      (ii) all actions by or in respect of or filings with any
               governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and

                      (iii) all applicable waiting periods (and any extensions
               thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated.

                                   ARTICLE VII

                                COVENANT OF PALP

               PALP shall not engage in a Recapitalization (as defined in PALP's Amended and Restated Agreement of Limited Partnership dated October 31, 1997) prior to the Effective Time.

                                   ARTICLE VII

                                   TERMINATION

               SECTION 7.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                      (i) by mutual written consent of the Second GP, on behalf
               of the Second Partnership, and the First GP, on behalf of the First Partnership; or

                      (ii) by either the Second GP, on behalf of the Second
               Partnership, or the First GP, on behalf of the First Partnership, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining the First Partnership or the Second Partnership from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

               SECTION 7.02. Effect of Termination. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto.



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                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.01. General Partner Authorization. Each partner of the Surviving Partnership shall be authorized, at such time in its sole discretion as it deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Second Partnership and, to the extent necessary, the Second GP, the partners of the Second Partnership, the First GP and the limited partner of the First Partnership, any and all documents and instruments including, without limitation, the partnership agreement of the Surviving Partnership and the Certificate of Merger, and shall do and perform any and all acts required by applicable law which either partner of the Surviving Partnership deems necessary or advisable, in order to effectuate the Merger.

               SECTION 8.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

               SECTION 8.03. Amendments; No Waivers. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Second GP, on behalf of the Second Partnership, and by the First GP, on behalf of the First Partnership.

               (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 8.04. Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the First Partnership and the Second Partnership, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the First Partnership and the Second Partnership with respect to the subject matter hereof.

               SECTION 8.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

               SECTION 8.06. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.


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               SECTION 8.07. Counterparts; Effectiveness. This Agreement may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


                                     PIMCO ADVISORS TRANSITORY
                                     MERGER I L.P.

                                     By:    PIMCO Advisors L.P.,
                                            its general partner

                                     By:    /s/ KENNETH M. POOVEY
                                            --------------------------------
                                            Name: Kenneth M. Poovey
                                            Title:  Executive Vice President

                                     By:    Value Advisors LLC,
                                            its Limited Partner

                                     By:    /s/ KENNETH M. POOVEY
                                            --------------------------------
                                            Name: Kenneth M. Poovey
                                            Title:  Executive Vice President

                                     OPPENHEIMER CAPITAL

                                     By:    Value Advisors LLC,
                                            its Managing Partner

                                     By:    /s/ KENNETH M. POOVEY
                                            --------------------------------
                                            Name: Kenneth M. Poovey
                                            Title:  Executive Vice President

                                     By:    Oppenheimer Capital, L.P., a Partner

                                     By:    /s/ KENNETH M. POOVEY
                                            --------------------------------
                                            Name: Kenneth M. Poovey
                                            Title:  Executive Vice President

                                     PIMCO ADVISORS L.P.

                                     By:    /s/ KENNETH M. POOVEY
                                            --------------------------------
                                            Name: Kenneth M. Poovey
                                            Title:  Executive Vice President